Exhibit 10.18.6

OLD DOMINION FREIGHT LINE, INC.

NON-EXECUTIVE DIRECTOR COMPENSATION STRUCTURE

EFFECTIVE DATE – JANUARY 1, 2011

Director Role	Annual Retainer Amount
Member (all non-executive directors)	$55,000
Lead Independent Director (1)	20,000
Audit Committee Chairman (1)	20,000
Compensation Committee Chairman (1)	10,000
Governance and Nomination Committee Chairman (1)	10,000

(1)	Each non-executive Chairman of a Board Committee and the Lead Independent Director receives this annual retainer in addition to the retainer paid to all non-executive directors of $55,000.